EXHIBIT 11

                              BULL RUN CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

                (Dollars in thousands, except amounts per share)


                                                                                      THREE MONTHS ENDED
                                                                                            MARCH 31
                                                                                         1996      1995
                                                                                       -------   -------

PRIMARY:
     Net income ....................................................................   $    49   $   268
                                                                                       =======   =======

Primary shares:
     Weighted average number of shares
     outstanding ...................................................................    22,123    22,137

     Assuming exercise of options ..................................................       990       934
                                                                                       -------   -------

     Weighted average number of shares
     outstanding, as adjusted ......................................................    23,113    23,071
                                                                                       =======   =======

Primary earnings per share:
     Net income ....................................................................   $   .00   $   .01
                                                                                       =======   =======




ASSUMING FULL DILUTION:
     Net income ....................................................................   $    49   $   268
                                                                                       =======   =======

Fully diluted shares:
     Weighted average number of shares
     outstanding ...................................................................    22,123    22,137

     Assuming exercise of options ..................................................       990     1,082
                                                                                       -------   -------

     Weighted average number of shares
     outstanding, as adjusted ......................................................    23,113    23,219
                                                                                       =======   =======

Fully diluted earnings per share:
     Net income ....................................................................   $   .00   $   .01
                                                                                       =======   =======

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